    CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                UT STARCOM (HANGZHOU) TELECOMMUNICATION CO. LTD.


                                    CONTRACT


                                  CHAPTER ONE

                                  GENERAL RULES

         UT Starcom (Hangzhou) Telecommunication Co. Ltd. (abbreviated as
HUTS) which was established in May 1992, is a branch company set up in China by UT Starcom Inc. of USA whose registered capital is 3,500,000 US dollars. It has been chosen as the Advanced Enterprises of Hangzhou High-tech Industry Development Zone for 1995 and 1996. The sales volume of 1996 is [*], the profit is [*], and the tax it paid to the country is [*]. It mainly produces OMUX-Optical terminal equipment, HDSL, ACCESS and wireless local loop, etc.

         Zhejiang Yutong Telecommunication Equipment Co. Ltd. (abbreviated as
UTL) is a joint venture enterprises jointly invested by Zhejiang Telecommunication Equipment Factory and UT Starcom Inc. of USA with 2,350,000 US dollars' registered capital. It has been chosen as the Advanced Enterprises of Hangzhou High-tech Industry Development Zone for 1994, 1995 and 1996 Its sales volume of 1996 is [*], the profits is [*], and the taxes paid to the country is [*]. It mainly produces LCS-9/9B access network systems incorporating digital loop carrier equipment.

         Since the two companies share the same foreign investor--UT Starcom Inc. of USA and the products they produced are all access network systems of telecommunication, in order to make one company's superiority in production and process, products auxiliary systems, capital running and human resources as the complementation of the other company, the leaders in the two companies negotiated for several times and applied for the approval of their investor. In accordance with the Laws of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment and other relevant Chinese laws and regulations, both companies enter into agreement to reorganize the assets and merge into establishing a new joint venture company--UT Starcom (Hangzhou) Telecommunication Co. Ltd. in Hangzhou, China.

     [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND
     FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   CHAPTER TWO

                            PARTIES OF JOINT VENTURE

ARTICLE 1:        The parties of this contract:
                  Zhejiang Telecommunication Equipment Factory (hereinafter referred to as Party A) is registered in Zhejiang Province; Legal residence: No.118 Moganshan Road Gongshu District, Hangzhou, China. 310005.
                  Legal representative: Zhao Xing-Huang    Title: Director
                  Nationality: China
                  UT Starcom Inc. of USA (hereinafter referred to as Party B) is registered in Delaware, USA.
                  Legal residence: 1275 Harbor Bay Parkway, Suite 100 Alameda, California 94502 USA.
                  Legal representative: Hong Liang-Lu    Title: Chairman
                  Nationality: USA

                                  CHAPTER THREE

                     ESTABLISHMENT OF JOINT VENTURE COMPANY



ARTICLE 2: In accordance with the Laws of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment and other relevant Chinese laws and regulations, Party A and Party B enter into establishing a joint venture company of UT Starcom (Hangzhou) Telecommunication Co. Ltd. in the territory of China.

ARTICLE 3:        Full name of the Joint Venture Company: UT STARCOM
                  (Hangzhou) Telecommunication CO. LTD. (hereinafter referred to as the Joint Venture Company). Legal residence of the Joint Venture Company: Building No.2 and No.3 of Yile Industry Zone, No.129 Wenyi Road, Hangzhou, China. 310012.

ARTICLE4:         The Joint Venture Company is a Chinese legal entity and is governed and protected by Chinese laws. All of its activities shall obey Chinese laws rules and relevant regulations.

ARTICLE 5: The Company is a limited liability company. Party A and Party B shall undertake responsibilities of the Company's liabilities on the basis of the invested capital of each party, and shall share profits and risks and deficits in proportion to their investment.

                                  CHAPTER FOUR

             THE PURPOSE, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

ARTICLE 6: The purposes of the Joint Venture Company: With the purpose to strengthen economic cooperation and technology exchange, The Joint Venture Company shall apply advanced and proper technology and scientific operation and management methods, develop new products, enhance its competitive ability in international market in quality and price, and achieve satisfactory economic profits.

ARTICLE 7:        The production and business scope of the Joint Venture
                  Company: Designs, develops, assembles, produces, sells and installs high-tech telecommunication hardware and software, including digital integration of telecommunication access network systems (including wireless and cable access network), optical transmission equipment, intelligent network systems, personal communication and multi-media, data and information network systems and other telecommunication systems (with the exception of the programs restricted or banned by the country), and provides maintenance and technical consultation services of its own products.

ARTICLE 8:        The production scale:

        1.        [*]  of OMUX serial optical terminal machines;

        2.        [*]  of digital integration access network systems;

        3.        [*]  of subscriber digital loop;

        4.        [*]  of wireless local loop;

        5.        [*]  of HDSL;

        6.        Other telecommunication products and equipment.

                                  CHAPTER FIVE

                     TOTAL INVESTMENT AND REGISTERED CAPITAL

ARTICLE 9:        The total investment of the Joint Venture Company is [*].

ARTICLE 10: The investment of Party A and Party B is [*] and it is the registered capital of the Joint Venture Company in which Party A invests [*], accounting for 12% of shares, and Party B invests [*], accounting for 88% of shares.

     [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND
     FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 11: The investment of Party A and Party B is the following. Party A: materials and cash amount to [*].
                  Party B: materials and cash amount to [*].

                  The exchange rate of RMB and US dollar shall be determined on the basis of the exchange quotation published by the State Administration Bureau of Foreign Currency of the PRC for the date of concern.

ARTICLE 12: The registered capital of the Joint Venture Company shall be paid off within six months from the date when the business license of the Joint Venture Company is signed and issued in proportion to the investment of Party A and Party B.

ARTICLE 13: In case any of the two parties transfers part or all of its investment to a third party, it shall be agreed by the other party and shall be submitted to examination and approval authority for approval. The other party shall have priority to buy the transferred investment.


                                   CHAPTER SIX

                         RESPONSIBILITIES OF THE PARTIES

ARTICLE 14: Party A and Party B shall be responsible for the following matters:
                  Duties of Party A:

         1. Assisting the Joint Venture Company to apply for approval of relevant Chinese authorities concerned, register the Joint Venture Company and receive business license, etc.;

         2.       Providing cash and materials according to Chapter Five;

         3. Assisting to handle with the import declaration procedures of machine equipment and instruments provided by Party B as investment and to transport them in the territory of China;

         4. Assisting the Joint Venture Company to purchase or rent equipment, materials, office appliances, means of transportation, telecommunication facilities, etc. in the territory of China;

         5. Assisting the Joint Venture Company to implement infrastructures for water, electricity, transportation and facilities for meals, health, activity, etc.;

         6. Assisting the Joint Venture Company to recruit and employ Chinese operation and management staff, technical staff and workers and others;

     [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND
     FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         7. Assisting foreign staff to handle entry visas, working certificates and travel procedures;

         8. Assisting foreign staff to handle accommodation and transportation problems;

         9.       Handling the other matters appointed by the Joint Venture
                  Company.

                  Duties of Party B:

         1. Providing cash and materials according to Chapter Five, and transporting the machine equipment and other materials which are part of its investment to Chinese port;

         2. Handling the purchasing of machines, instruments, materials, parts outside of Chinese territory appointed by the Joint Venture Company;

         3. Assisting to install, adjust, test, maintain the newly purchased equipment;

         4.       Training the technical staff and workers of the Joint Venture
                  Company;

         5. Being responsible for steadily producing qualified products in accordance with the designed capacity within the time limits;

         6. Assisting the Joint Venture Company to providing American documents and materials necessary for the staff who go abroad;

         7. Assisting the settlement of accommodation and transportation of the company's staff abroad outside Chinese territory;

         8. Providing information of telecommunication market outside of Chinese territory for the Joint Venture Company;

         9. Assisting the establishment and management of branch organizations of the Joint Venture Company outside of Chinese territory, and provide business convenience for the branch organizations; Being responsible of the selling of the products of the Joint Venture Company for sale abroad and providing services after the sale of products outside of Chinese territory;

         10.      Handling other matters appointed by the Joint Venture Company.

                                  CHAPTER SEVEN

                               TECHNOLOGY TRANSFER

ARTICLE 15: Party A and Party B enter into agreement that the new technologies and products studied and developed by Party B shall be produced in the joint Venture Company. The Joint Venture Company and Party B shall stipulate contract of transferring technologies with the purpose of gaining the advanced technologies necessary for achieving the production and business purpose and scale stipulated in Chapter Four, including designs of products, part of production crafts, testing methods, quality standard and training staff, etc. (The items relevant to technology transfer shall be separately submitted to examination and approval authority.)

ARTICLE 16: Party B shall be responsible for the following duties in technology transfer:

         1. Guaranteeing that the designs, production technologies, flow process of crafts and tests of the new technologies and products provided for the Joint Venture Company are complete, accurate, and reliable, fitting the operation purpose and requirement of the Joint Venture Company and achieving the quality and production capacity required by the contract;

         2. Listing out in detail the technologies and technical services provided at each stage stipulated by the agreement on technology transfer as a supplement to the agreement, and guaranteeing its implementation;

         3. Guaranteeing to submit on time the drawings, technical conditions and other detailed materials which are part of the transferred technologies;

         4. Timely providing improvements of technologies, information of improvements and technical materials for the Joint Venture Company with no additional charge within the valid term of the agreement on technology transfer;

         5. Guaranteeing that the technical staff and workers in the Joint Venture Company are able to grasp the technology transferred within the time limits stipulated by the agreement on technology transfer.

ARTICLE 17: The expenses of transferring technologies shall be paid by means of [*]. The [*] rate shall be [*]. In case the foreign currency is imbalance, the part lacked shall be settled by RMB.

ARTICLE 18: The term of the agreement on technology transfer is [*]. After it expires, the Joint Venture Company shall have the rights to continue using, studying and developing the transferred technologies. The Joint Venture Company may use, amend, and develop the technologies transferred by Party B. The Joint Venture Company shall not transfer part or all of the technologies to the enterprises besides Party A and Party B.

     [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND
     FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  CHAPTER EIGHT

                              THE SALES OF PRODUCTS

ARTICLE 19: The products of the Joint Venture Company shall be sold to the markets inside and outside of [*] after the products are put into production formally.

ARTICLE 20: With the purpose of selling products inside or outside of [*] and providing maintenance and repair services after the sale of products, the Joint Venture Company may establish branch organizations for sale and repair services inside and outside of the [*].

ARTICLE 21: The trademark used by the products of the Joint Venture Company shall be trademarks determined by the Joint Venture Company.

                                  CHAPTER NINE

                               BOARD OF DIRECTORS

ARTICLE 22: The Board of Directors of the Joint Venture Company shall be established from the date when the Joint Venture Company is registered.

ARTICLE 23: The Board of Directors shall be composed of six Directors, two appointed by Party A and four appointed by Party B. The Chairman shall be appointed by Party B, and the Vice Chairman shall be appointed by Party A. The Chairman and Vice Chairman shall hold the office for a period of four years and may be reappointed consecutively.

ARTICLE 24: The Board of Directors shall be the highest authority of the Company, determining all important matters of the Company. The Board meetings shall be held with the participation of two-thirds of the Directors (including at least one from Party
                  A). The determination of important issues shall be unanimously approved by the Directors attending the meeting or all
                  Directors:

         1.       Amendment of the regulations of the Joint Venture Company;

         2.       Termination and dismissal of the Joint Venture Company;

         3. Increases and transfers of the registered capital of the Joint Venture Company;

         4. Mergers of the Joint Venture Company with other economic organizations.

                  Other matters shall be determined by majority's approval (at least with the approval of one Directors from Party A).

     [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND
     FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 25: In case the Chairman cannot fulfill his duties, he shall appoint the Vice Chairman or other Directors to temporarily carry out his duties.

ARTICLE 26: The Board meetings shall be held at least once a year and shall be organized by the Chairman. The Chairman may convene a special meeting with the proposal of one-third of the Directors. The minutes of Board meetings shall be written in Chinese and English and shall be filed in the Joint Venture Company.

ARTICLE 27: The Chairman shall inform Party A and Party B of the important matters and resolutions of the Joint Venture Company within the term of joint venture.

                                   CHAPTER TEN

                           BUSINESS MANAGEMENT OFFICE

ARTICLE 28: The Joint Venture Company shall set up a business management office, in charge of daily operational management. The Joint Venture Company shall have one General Manager nominated by Party B. One Deputy General Manager shall be nominated by Party A and another Deputy General Manager shall be nominated by Party B. The General Manager and the Deputy General Managers shall be appointed by the Board of Directors and shall hold office for a period of three years.

ARTICLE 29: The duties of General Manager is executing the resolutions of the Board meetings, organizing the routine operation and management of the Joint Venture Company. The Deputy General Manager shall assist the work of General Manager.

                  The business management office may have several department managers who are being responsible to General Manager and Deputy General Manager. The number and candidates of department managers shall be nominated by General Manager and Deputy General Manager, and shall be appointed and dismissed by General Manager. If necessary, department managers may be recruited and employed publicly. The General Manager shall inform the Chairman of the appointment or dismissal of department managers within ten days.

ARTICLE 30: In case of graft and corruption or serious neglect on the part of the General Manager and the Deputy General Manager, the Board of Directors shall have the rights to dismiss them at any time.

                                 CHAPTER ELEVEN

                             PURCHASES OF EQUIPMENT

ARTICLE 31: The raw materials, parts, auxiliary parts, means of transportation and office appliances necessary for the Joint Venture Company may be purchased inside or outside of China.

ARTICLE 32: The Joint Venture Company shall appoint Party B to purchase equipment in foreign market case. The function and price of equipment shall be consulted and approved by the Joint Venture Company. Party B shall invite the representatives of Party A or the Joint Venture Company to participate in the purchasing of machines of big size.

                                 CHAPTER TWELVE

                                LABOR MANAGEMENT

ARTICLE 33: The employment, dismissal, wages, labor insurance, welfare, rewards and penalties, etc. of the stuff and workers of the joint Venture Company shall be planned by the Board of Directors and stipulated by labor contracts made together or respectively between the Joint Venture Company and the labor union according to the Administration Regulations of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment and its implementations.

                  After the labor contract is signed, it shall be submitted to local labor management authority to be filed.

ARTICLE 34: The employment, wages, achievement rewards, insurance, welfare, standard of travel expenses, etc. shall be determined by the Board of Directors.

                                CHAPTER THIRTEEN

                  TAX, FINANCE ACCOUNTING AND FOREIGN CURRENCY

ARTICLE 35: The Joint Venture Company shall pay taxes in accordance with the relevant laws and regulations of the PRC.

ARTICLE 36: The staff and workers of the Joint Venture Company shall pay individual income taxes according to the Individual Income Tax Law of the People's republic of China.

ARTICLE 37: The Joint Venture Company shall draw funds in accordance with the relevant regulations of the PRC. The proportion of every year shall be discussed and determined by the Board of Directors according to the operation status of the Joint Venture Company.

ARTICLE 38: The fiscal year of the Joint Venture Company is from the first of January to the thirty-first of December. Vouchers, documents, statements and account books shall be prepared in Chinese. The vouchers and documents of foreign business shall be prepared in Chinese, English or both.

ARTICLE 39: The Joint Venture Company shall invite accountants and auditors registered in China or other countries to check the finance and accounts, and shall submit the result to the Board of Directors and the General Manager.

ARTICLE 40: The General Manager shall prepare the balance sheets, the statement of loss and profit and the profits allocation proposal of the previous fiscal year, and submit them to the Board of Directors for examination and approval within the first three months of the present fiscal year. After the profit allocation proposal is decided, the Joint Venture company shall allocate the profits to Party A and Party B immediately in accordance with the relevant laws of the PRC. The foreign currency shall be settled by either RMB or US dollar.

ARTICLE 41: All the foreign currency matters of the Joint Venture Company shall be handled according to the relevant stipulations of the Regulations of the People's Republic of China on Foreign Currency Administration.

                                CHAPTER FOURTEEN

                             TERMS OF JOINT VENTURE

ARTICLE 42:       The term of the Joint Venture Company shall be 50 years.
                  The establishment of the Joint Venture Company is on the day when the business license of the Joint Venture Company is signed and issued.

                  With the proposal of two parties and the unanimous approval of the Board of Directors, the Joint Venture Company may apply to the Ministry of Foreign Trade and Economic Cooperation of the PRC (or the examination and approval authority it appointed) for prolonging the term of joint venture within six months before the original term expires.

                                 CHAPTER FIFTEEN

           THE DISPOSAL OF ASSETS WHEN THE JOINT VENTURE TERM EXPIRES

ARTICLE 43: When the term of joint venture expires or is terminated, the Joint Venture Company shall conduct liquidation according to the laws. The assets after liquidation shall be allocated in proportion to the investment of Party A and Party B.

                                 CHAPTER SIXTEEN

                                    INSURANCE

ARTICLE 44: The insurance of the Joint Venture Company that is inside China shall be underwritten with the insurance companies in China, and insurance outside Chinese territory may be underwritten with the local insurance companies or other insurance companies. The coverage, insurance value and insurance term shall be discussed and decided by the Board of Directors of the Joint Venture Company according to the regulations of the insurance companies in the territory of China and other insurance companies.

                                CHAPTER SEVENTEEN

           THE AMENDMENT, ALTERATION AND CANCELLATION OF THE CONTRACT

ARTICLE 45: The amendment of the contract shall be signed in writing by Party A and Party B and shall be submitted to the original examination and approval authority for approval to be effective.

ARTICLE 46: Owing to the failure of fulfilling the contract due to Force Majeure or of continuing operation due to the constant deficits of the Joint Venture Company, the termination of the term of joint venture and the cancellation of the contract before the end of the term shall be unanimously approved by the Board of Directors and shall be submitted to the original examination and approval authority for approval.

ARTICLE 47: In case one party doesn't fulfill the obligations stipulated in the contract and articles of association or seriously violate the contract and articles of association, which lead to the failure of operating or achieving the business purpose of the Joint Venture Company as stipulated in the contract, it shall be regarded as the Delinquent party's unilateral termination the contract. Besides claiming to the delinquent party for compensation, the observant party also has rights to apply to the original examination and approval authority for the approval of terminating the joint venture contract according the stipulation of the contract. In case Party A and Party B agree to continue the operation, the delinquent party shall compensate the economical losses of the Joint Venture Company.

                                CHAPTER EIGHTEEN

                       LIABILITIES FOR BREACH OF CONTRACT

ARTICLE 48: In case any of the two parties doesn't pay off its investment in accordance with the Chapter Five of the contract, the delinquent party shall pay penalty fee which amount to 1% of the investment it shall pay a month counted from the first month that exceeds the time limits to the observant party a month counted from the first month that exceeds the time limits. In case the delinquent party doesn't pay off its investment three months after the time limits, besides requiring the delinquent party to pay the penalty fee which accumulated to 3% of the investment it shall pay, the observant party also has rights to terminate the contract according to Chapter Seventeen of the contract and require the delinquent party to compensate its losses.

ARTICLE 49: The liability of the failure of fulfilling or partially fulfilling the contract due to the faults of one party shall be undertaken by the party who is guilty. In case both parties are guilty, the liabilities for breach of contract shall be undertaken by the two parties respectively according to the actual situations.

                                CHAPTER NINETEEN

                                  FORCE MAJEURE

ARTICLE 50: Due to earthquake, typhoon, flood, war and other unpredictable and unavoidable Force Majeure accidents which directly influence the fulfillment of the contract on the agreed conditions, the party that suffers from the above-mentioned accident shall inform the other party of the accident by telegram or facsimile in time, and present the detailed minutes of the accident and a valid certificate stating the reasons why it cannot fulfill or partially fulfill the contract or why it needs to prolong the fulfillment of the contract within fifteen days. This certificate shall be presented by local notary authority of where the accident happens. Whether to cancel the contract or partially relieve the responsibilities of fulfilling the contract or prolonging its fulfillment shall be decided through negotiations between the two parties according to the degree of the influence of the accident on the fulfillment of the contract.

                                 CHAPTER TWENTY

                                 GOVERNING LAWS

ARTICLE 51: The formulation, effect, explanation and execution of the contract and the settlement of disputes shall be governed by the laws of the People's Republic of China.

                               CHAPTER TWENTY-ONE

                             SETTLEMENT OF DISPUTES

ARTICLE 52: All disputes due to the fulfillment of the contract or related to the contract shall be settled through friendly negotiations of the two parties. In case the negotiation does not work. The dispute shall be submitted to an arbitrary organization agreed by both parties for arbitration.
                  The arbitrary award is final and binding upon both parties.

ARTICLE 53: During the arbitration, except for the parts that causes the disputes and is being arbitrated, the contract shall continue to be fulfilled.

                               CHAPTER TWENTY-TWO

                              CONTRACTUAL LANGUAGE

ARTICLE 54:       The contract shall be prepared in Chinese.

                              CHAPTER TWENTY-THREE

                    EFFECTIVENESS OF THE CONTRACT AND OTHERS

ARTICLE 55: The articles of association of the Joint Venture Company formulated in accordance with the principals of the contract shall be regarded as a part of it.

ARTICLE 56: The contract shall be approved by the Ministry of Foreign Trade and Economic Cooperation of the PRC.(or the examination and approval authority it appointed) and will enter into effect from the day of approval. The contracts of the former UT Starcom (Hangzhou) Equipment Co. Ltd. (Sole proprietorship) and Zhejiang Yutong Telecommunication Equipment Co. Ltd. shall be submitted to the original examination and approval authority for cancellation and termination.

ARTICLE 57: The ways Party A and Party B dispatch notices, such as by telegram, telex and facsimile, which relate to the rights and obligations of each party, shall be followed with written letters. The legal residences listed out in the contract are the addresses of Party A and Party B where the letters are received.

ARTICLE 58: The contact shall be signed by the representatives appointed by Party A and Party B and is made into five copies.



Zhejiang Telecommunication Equipment Factory         UT Starcom Inc. of USA



Representative:                                      Representative:

/s/ (Signature)                                      /s/ (Signature)

Date of signature: July 31, 1997                     Date of signature: